UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2023

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive,Costa Mesa,California92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01         Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On June 19, 2023, the Audit Committee (the “Committee”) of the Board of Directors of Charlie’s Holdings, Inc. (the “Company”), notified Baker Tilly US, LLP (“Baker”), the Company’s current independent registered public accounting firm, that it would be dismissed from that position effective immediately.

The audit reports of Baker on the Company’s consolidated financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, Baker’s report on the financial statements for each of the years ended December 31, 2022 and 2021 included an emphasis paragraph regarding the Company's ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021, and the interim period through June 19, 2023, there were no (i) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Baker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Baker’s satisfaction, would have caused Baker to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided Baker with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Baker furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Baker agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of Baker’s letter, dated June 20, 2023, is filed as Exhibit 16.1 herewith.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2023, the Company entered into a new employment agreement with Ryan Stump (the “New Agreement”). Pursuant to the New Agreement, Mr. Stump will earn a base salary of $300,000 per year and serve as Chief Operating Officer for a term of two years, renewable on an annual basis unless earlier terminated by the Company or Mr. Stump. In the event that Mr. Stump is terminated by the Company without Cause (as defined therein) or for Good Reason (as defined therein), he will be entitled to receive his base salary and benefits for a period of one year. In the event of a change in control, all unvested equity awards will immediately vest. A copy of the New Agreement is filed as Exhibit 10.1 herewith and is incorporated by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of the Company held on June 13, 2023 (the “Annual Meeting”), the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in the Company’s definitive proxy statement for the Annual Meeting, which was filed on April 27, 2023.

Proposal 1 – Election of Directors

The Company’s stockholders elected the following nominees for director to serve a one-year term ending at the 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected or appointed and qualified or, if earlier, such director’s earlier death, resignation or removal:

Nominee	For	Withhold	Broker Non-Votes
Ryan Stump	120,770,504	7,597,527	24,361,307
Scot Cohen	127,215,714	1,152,317	24,361,307
Jeffrey Fox	127,227,194	1,140,837	24,361,307
Dr. Edward Carmines	120,774,013	7,594,018	24,361,307
Michael King	128,224,183	143,848	24,361,307

Proposal 2 – To Approve an Advisory Resolution on Executive Compensation

The Company’s stockholders approved an advisory resolution approving the Company's 2022 executive compensation as reported in its proxy statement by the following vote:

For	Against	Abstentions	Broker Non-Votes
120,573,073	7,725,093	69,865	24,361,307

Proposal 3 – To Approve an Advisory Resolution on Executive Compensation

The Company’s stockholders selected every three years on a proposal on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 should occur every year, every two years, or every three years by the following vote. Accordingly, the Company’s Board decided to have such advisory vote every three years in accordance with the stockholder vote.

1 year	2 years	3 years	Abstentions	Broker Non-Votes
878,993	8,834,399	118,631,423	23,216	24,361,307

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 by the following vote:

For	Against	Abstentions	Broker Non-Votes
151,940,949	717,069	71,320	-

Notwithstanding the stockholder vote, the Committee dismissed Baker Tilley as discussed above.

Item 9.01(d)         Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement with Ryan Stump dated June 15, 2023
Exhibit 16.1	Letter from Baker Tilly US, LLP, dated June 20, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: June 20, 2023	By:	/s/ Ryan Stump
Ryan Stump
Chief Operating Officer